UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

LAIRD SUPERFOOD, INC.
(Exact name of registrant as specified in its charter)
Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (541) 588-3600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, the Board of Directors (the “Board”) of Laird Superfood, Inc. (the “Company”) appointed Matthew Spanjers as a director, effective as of August 13, 2026, to serve for a term expiring at the Company’s next annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Additionally, the Board appointed Mr. Spanjers to serve on the compensation committee of the Board.

Mr. Spanjers (50) established Matthew Spanjers Advisory, LLC in March 2025, where he advises food and beverage companies on strategy and growth. He has also served as a Senior Advisor at McKinsey & Company since July 2026. Mr. Spanjers served as Chief Growth Officer of Krispy Kreme, Inc. from August 2019 to March 2025, and additionally as President, International from May 2023 to March 2025. He previously served as Chief Strategy and Development Officer of Krispy Kreme, Inc. from April 2017 to August 2019. Prior to Krispy Kreme, Mr. Spanjers held senior leadership roles at Caribou Coffee and Einstein Bros. Bagels. He began his career at McKinsey & Company. Mr. Spanjers has served on the board of directors of the Charlotte Symphony Orchestra since December 2025. Mr. Spanjers received his B.A. in English Literature from Yale University and his MBA from the Stanford Graduate School of Business.

Mr. Spanjers is deemed to be a designee of the Investor (as defined below) for purposes of that certain Investment Agreement, dated December 21, 2025 (as amended, the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”) and Gateway Superfood NSSIV Investment, LLC (together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP.

The Company will enter into its standard form of indemnification agreement for directors and certain officers with Mr. Spanjers, a copy of which was previously filed as Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2020), and the terms of which are incorporated herein by reference. In addition, as a non-employee director of the Board, Mr. Spanjers will receive cash compensation under the Company’s non-employee director compensation program as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 22, 2026, and a grant of options to acquire shares of the Company’s common stock on substantially the same terms (including vesting in equal annual installments over four years) as the annual grants made to the Company’s other non-employee directors in 2026.

Except as pursuant to the Investment Agreement, there are no arrangements or understandings between Mr. Spanjers and any other person pursuant to which Mr. Spanjers was appointed to the Board. In addition, there are no transactions between the Company and Mr. Spanjers of his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIRD SUPERFOOD, INC.

Date: August 19, 2026	By:	/s/ Jason Vieth
	Name:	Jason Vieth
	Title:	Chief Executive Officer